Exhibit 99

Form 3 Joint Filer Information

Name:	Alec E. Gores

Address:	c/o The Gores Group, LLC

10877 Wilshire Blvd., 18th Floor

Los Angeles, CA 90024

Designated Filer:	GTG PC Investments, LLC

Issuer & Ticker Symbol:	MPC Corporation (MPZ)

Date of Event
Requiring Statement:	7/16/07

Signature:	__/s/ Alec E. Gores____________

Alec E. Gores

A/72069543.1

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